Exhibit 10.3

EXECUTION VERSION

WAIVER AND AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

This WAIVER AND AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), is made and entered into this 8th day of June, 2012, by and among ZAZA ENERGY CORPORATION, a Delaware corporation (the “Company”), and each of the holders of Securities (as defined in the Securities Purchase Agreement) that is a signatory to this Amendment.

RECITALS

1.             The Company and the holders of the Securities are parties to that certain Securities Purchase Agreement dated February 21, 2012, as amended by a letter agreement dated as of March 1, 2012 and a letter agreement dated as of March 22, 2012 (as amended, the “Existing Securities Purchase Agreement”; and as amended by this Amendment and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”).

2.             Pursuant to the Existing Securities Purchase Agreement, the Company issued, and the holders of Notes purchased, (i) the Company’s 8.00% Senior Secured Notes due February 21, 2017, in the aggregate principal amount of $100,000,000 (collectively, the “Notes”) and (ii) the Company’s warrants to purchase 26,315,789 shares of the Company’s Common Stock.

3.             The Company has informed the holders of Securities that Defaults and Events of Default as set forth on Schedule A attached hereto have occurred and are continuing as of the date hereof (such Defaults and Events of Default being referred to herein as the “Specified Defaults”).

4.             The Company has requested the holders of Securities to waive a certain obligation of the Company under the Securities Purchase Agreement.

5.             The Company also desires to amend certain provisions of the Existing Securities Purchase Agreement.

6.             The holders of the Securities have agreed to (a) waive the Specified Defaults, (b) provide such waivers of such obligations, and (c) make such amendments, in each case subject to the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1.              Capitalized Terms.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Securities Purchase Agreement, unless the context otherwise requires.

Section 2.              Amendments to Existing Securities Purchase Agreement.  Subject to the satisfaction of the conditions precedent set forth in Section 3, the Existing Securities Purchase Agreement is hereby amended as follows:

(a)           Paragraph 7(B)(2) of the Existing Securities Purchase Agreement is hereby amended by (i) deleting “and” from the end of clause (xiv) of such paragraph, (ii) deleting the period from the end of clause (xv) of such paragraph and inserting “; and” therefor and (iii) adding the following new clause (xvi) to such paragraph to read as follows:

“(xvi) (a) Debt owing by Toreador International to Toreador Energy France and (b) Subordinated Debt owing by the Company or any Guarantor to Toreador International in an aggregate principal amount not to exceed the aggregate principal amount outstanding under clause (a) hereof.”

(b)           Paragraph 7(B) of the Existing Securities Purchase Agreement is hereby amended by inserting a new paragraph 7(B)(12) at the end thereof to read as follows:

“7B(12)  Hess Agreement, French Agreement and Other Asset Dispositions.  The Company covenants that, notwithstanding the provisions of paragraph 7B(7) or any other provision of this Agreement, without the prior written consent of the Required Holders, the Company will not, and will not permit any Subsidiary to, (i) amend, supplement, or otherwise modify any material term of the Hess Agreement or the French Agreement or add any material term thereto or otherwise terminate the Hess Agreement or the French Agreement, other than the Amendment to EDA, (ii) enter into any settlement agreement (including, without limitation, any termination of the Hess Agreement and/or the French Agreement) in respect of any dispute with Hess arising from or otherwise relating to the Hess Agreement and/or the French Agreement, or (iii) sell, lease, dispose of or otherwise transfer (including, without limitation, by way of any farm-out, joint venture or similar transaction) any assets of the Company or any of its Subsidiaries (x) pursuant to or otherwise in connection with the settlement of any dispute with Hess arising from or otherwise relating to the Hess Agreement and/or the French Agreement; other than, in the case of clauses (ii) and (iii), the settlement of de minimis disputes with Hess, (y) in respect of the French Conventional Assets or (z) in respect of any of the Company’s or its Subsidiaries’ Oil and Gas Properties located in the United States.”

(c)           The definition of “ZaZa LLC Members” in paragraph 12B of the Existing Securities Purchase Agreement is hereby amended and restated to read as follows:

““ZaZa LLC Members” shall mean, collectively, Blackstone Oil & Gas, LLC, Omega Energy, LLC and Lara Energy, Inc., each of which held limited liability company membership interests of ZaZa LLC immediately prior to the consummation of the Merger and Contribution.”

(d)           Paragraph 12B of the Existing Securities Purchase Agreement is hereby amended by adding the following new definitions in their proper alphabetical order to read as follows:

““Amendment to EDA” means that certain Amendment to Exploration and Development Agreement dated as of June 8, 2012, between Hess Corporation and ZaZa LLC.”

““First Amendment” means that certain Waiver and Amendment No. 1 to Securities Purchase Agreement dated June 8, 2012, by and among the Company and each of the holders of Securities that is a party thereto.”

““First Amendment Date” shall mean June 8, 2012.”

““French Agreement” shall mean the Investment Agreement, dated May 20, 2010, between Toreador Energy France S.C.S. and Hess Oil France S.A.S., as amended by that amendment dated May 18, 2011.”

““French Conventional Assets” shall mean the Charmottes, Saint Firmin and Chateaurenard concessions awarded by the French state to ZaZa Energy France SAS (fka Toreador Energy France SAS).”

““Hess” shall mean Hess Corporation and its Affiliates.”

Section 3.              Effectiveness of Amendments and Waivers.  The waivers in Section 5 and the amendments in Sections 2(b), (c) and (d) of this Amendment shall become effective, and shall be deemed to be in effect upon satisfaction of conditions (a), (d), (e), (f) and (g) below, and the amendment in Section 2(a) of this Amendment shall become effective, and shall be deemed to be in effect upon satisfaction of all of the following conditions:

(a)           Amendment.  Execution and delivery of this Amendment by the Company and the Required Holders, and execution and delivery of the Guarantor Acknowledgement attached hereto by the Guarantors.

(b)           Intercompany Debt Documents.  Receipt by the holders of the Securities of a copy of the fully executed loan documents evidencing the loan from Toreador Energy France to Toreador International.

(c)           Subordinated Debt Documents.  Receipt by the holders of the Securities of a copy of the fully executed subordinated loan documents evidencing the loan from Toreador International to the Company and the fully executed subordination agreement with respect to such Subordinated Debt in form and substance satisfactory to the Required Holders.

(d)           Amendment and Restatement of Subordination Agreement.  Receipt by the holders of the Securities of a copy of the amendment and restatement of the Subordination Agreement executed by the Subordinated Creditors (as such term is defined therein) and the Required Holders and otherwise in form and substance satisfactory to the Required Holders.

(e)           Heads of Agreement.  Receipt by the holders of the Securities of a copy of the fully executed Heads of Agreement dated as of June 8, 2012, among Hess Corporation, Hess Oil France S.A.S., the Company, ZaZa LLC, and ZaZa Energy France S.A.S. (formerly known as Toreador Energy France S.A.S.), a copy of which is attached as Exhibit 1 to the Amendment Term Sheet (as defined below).

(f)            Expenses.  The Company shall have paid the reasonable fees and disbursements of the holders of the Securities’ special counsel in accordance with Section 10 below.

(g)           Amendment to Exploration and Development Agreement.  The Company shall have delivered an executed copy of the Amendment to EDA, a copy of which is attached hereto as Exhibit B.

Section 4.              Representations and Warranties.  To induce the holders of the Securities to enter into this Amendment, the Company hereby represents and warrants to each of the holders of Securities that:

(a)           the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate authority or other action on the part of the Company and this Amendment has been duly executed and delivered by the Company, and this Amendment constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

(b)           each of the representations and warranties set forth in the Securities Purchase Agreement and the other Transaction Documents are true and correct in all material respects as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date and except as set forth on Schedule 4(b) hereto;

(c)           The Company is unable to receive a report from its independent public accountants not subject to any “going concern” qualification in respect of the Company’s financial statements for the fiscal year ending December 31, 2011 as described on Schedule 4(c) hereto.

(d)           After giving effect to the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing as of the date hereof; and

(e)           no events have taken place and no circumstances exist at the date hereof which would give any Credit Party a basis to assert a defense, offset or counterclaim to any claim of any holder of a Security with respect to the obligations of the Credit Parties.

Section 5.              Waiver of the Specified Defaults.  (a) Subject to the satisfaction of the applicable conditions specified in Section 3 and the delivery to the holders of the Securities of the financial information described on Schedule B no later than June 29, 2012, each of the holders of Securities hereby waives the Specified Defaults described in paragraphs 1, 2 and 3 on Schedule A attached hereto; provided that such waivers shall cease to be effective, and such Specified Defaults shall be reinstated and be deemed to be continuing, if the Company fails to provide to the holders of the Securities the financial information described on Schedule B by June 29, 2012; (b) subject to the satisfaction of the applicable conditions specified in Section 3, each of the holders of Securities hereby waives the Specified Default described in paragraph 4 on Schedule A attached hereto; provided that such waiver shall cease to be effective, and such Specified Default shall be reinstated and be deemed to be continuing, if the Company fails to make the May 21, 2012 interest payment within one Business Day after the date hereof; and (c)

for purposes of paragraph 7 of the Securities Purchase Agreement, each and every reference to “Event of Default” in such paragraph shall be treated and deemed as if none of the Specified Defaults have been waived and remain outstanding for purposes of complying with the negative covenants contained therein until the financial information described on Schedule B has been provided to the holders of the Securities and the interest payment due and owing on May 21, 2012 has been made.  These waivers shall not extend beyond the terms expressly set forth herein, nor impair any right or power accruing to the holders of Securities with respect to any other Default or Event of Default or any Default or Event of Default which occurs after the date hereof.  Nothing contained herein shall be deemed to imply any willingness of the holders of Securities to agree to, or otherwise prejudice any rights of the holders of Securities with respect to, any similar waiver that may be requested by the Company.

Section 6.              Amendment Term Sheet and Hess Corporation Settlement Term Sheet.  The Company acknowledges and agrees that it cannot consummate the terms of a settlement of its dispute with Hess and effect the Asset Dispositions in connection therewith without the prior written consent of the Required Holders.  In connection with the settlement of such dispute with Hess, the Company agrees (a) to enter into documentation in form and substance reasonably satisfactory the Required Holders to evidence the proposed amendments to the Transaction Documents as more particularly described on Exhibit A hereto (the “Amendment Term Sheet”) on or before July 31, 2012, (b) to negotiate and enter into (and cause its applicable Subsidiaries to enter into) the Division Agreement and the other Definitive Agreements (as each such term is defined in the Heads of Agreement, collectively, the “HOA Definitive Agreements”) in accordance with the terms of the Heads of Agreement on or before July 31, 2012, provided that the terms of the HOA Definitive Agreements are in form and substance reasonably satisfactory to the Required Holders, and (c) to consummate the transactions contemplated by the HOA Definitive Agreements no later than September 28, 2012, and the Company acknowledges and agrees that the failure to comply with the terms of this Section 6 shall constitute an Event of Default under the Securities Purchase Agreement.  By their execution hereof, the Required Holders hereby consent to the transactions described in the Heads of Agreement, provided that the HOA Definitive Agreements are in form and substance reasonably satisfactory to the Required Holders.

Section 7.              Transaction Document.  This Amendment shall be deemed to constitute a Transaction Document for all purposes under the Securities Purchase Agreement.

Section 8.              Effect of Amendment.  Except as set forth expressly herein, all terms of the Securities Purchase Agreement shall be and remain in full force and effect.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the holders of Notes under the Securities Purchase Agreement, nor constitute a waiver of any provision of the Securities Purchase Agreement, except as expressly provided herein.  Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Securities Purchase Agreement without making specific reference to this Amendment, but nevertheless all such references shall include this Amendment unless the context otherwise requires.

Section 9.              Release.

(a)           In consideration of the agreements of the holders of Securities contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Credit Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges each holder of Securities, and its successors and assigns, and its present and former shareholders, partners, members, managers, consultants, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives, and all persons acting by, through, under or in concert with any of them (each holder of Securities and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”) of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, recoupment, rights of setoff, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, contingent or mature, suspected or unsuspected, both at law and in equity, which any Credit Party or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Securities Purchase Agreement, or any of the other Transaction Documents or transactions thereunder or related thereto.

(b)           Each Credit Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)           Each Credit Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

(d)           In entering into this Amendment, each Credit Party has consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the release set forth above does not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof.  The provisions of this Section shall survive the termination of this Amendment and the other Transaction Documents and the payment in full of the Notes.

(e)           Each Credit Party acknowledges and agrees that the release set forth above may not be changed, amended, waived, discharged or terminated orally.

Section 10.            Fees and Expenses.  The Company agrees to pay on demand all reasonable costs and expenses of the holders of the Securities (including the reasonable fees and expenses of the holders of the Securities’ special counsel) in connection with the preparation, negotiation, execution and delivery of the Amendment as provided in paragraph 13B(1) of the Securities Purchase Agreement, whether or not the amendments in Section 2 and/or the waivers in Section 5 hereof become effective.  Nothing in this Section shall limit the Company’s obligations pursuant to paragraph 13B(1) of the Securities Purchase Agreement.

Section 11.            Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

Section 12.            Severability.  Whenever possible, each provision of this Amendment and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

Section 13.            Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

Section 14.            Binding Nature.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 15.            Entire Understanding.  The Securities Purchase Agreement, together with this Amendment, set forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

Section 16.            Headings.  The headings of the sections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

Section 17.            Required Holders.  Each of the undersigned holders of Securities represents and warrants (as to itself only) to the Company that it has not sold any of its Notes or Warrants.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

ZAZA ENERGY CORPORATION

By:	/s/ Todd Brooks
Name:	Todd Brooks
Title:	President

MSDC ZEC INVESTMENTS, LLC

By:	/s/ Marcello Liquori
Name:	Marcello Liquori
Title:	Vice President

SENATOR SIDECAR MASTER FUND LP
By:	Senator Investment Group LP, its investment manager

	By:	/s/ Evan Gartenlaub
	Name:	Evan Gartenlaub
	Title:	General Counsel

O-CAP OFFSHORE MASTER FUND, L.P.

By:
Name:
Title:

O-CAP PARTNERS, L.P.

By:
Name:
Title:

CAPITAL VENTURES INTERNATIONAL

By:
Name:
Title:

TALARA MASTER FUND, LTD.

By:
Name:
Title:

BLACKWELL PARTNERS, LLC

By:
Name:
Title:

PERMAL TALARA LTD.

By:
Name:
Title:

WINMILL INVESTMENTS LLC

By:
Name:
Title:

GUARANTOR ACKNOWLEDGEMENT

Each of the undersigned hereby acknowledges and agrees to the terms of the Waiver and Amendment No. 1 to Securities Purchase Agreement, dated June 8, 2012 (the “Amendment”), including, without limitation, Section 9 of the Amendment, amending that certain Securities Purchase Agreement, dated February 21, 2012, as amended (as amended, the “Securities Purchase Agreement”), among ZaZa Energy Corporation, a Delaware corporation and the holders of Securities party thereto.  Each of the undersigned hereby confirms that the Guaranty Agreement to which the undersigned are a party remains in full force and effect after giving effect to the Amendment and continues to be the valid and binding obligation of each of the undersigned, enforceable against each of the undersigned in accordance with its terms.

Capitalized terms used herein but not defined are used as defined in the Securities Purchase Agreement.

Dated June 8, 2012.

ZAZA HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Todd Brooks
Name:	Todd Brooks
Title:	Vice President

ZAZA ENERGY, LLC,
a Texas limited liability company

By:	/s/ Todd Brooks
Name:	Todd Brooks
Title:	Manager

TOREADOR RESOURCES CORPORATION,
a Delaware corporation

By:	/s/ Tony Vermeire
Name:	Tony Vermeire
Title:	President